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                                FIRST AMENDMENT
                            TO LETTER LOAN AGREEMENT



         This First Amendment to Letter Loan Agreement dated as of January
16, 1997 ("First Amendment") is entered into by and between MITCHAM INDUSTRIES, INC., a Texas corporation (the "Borrower"), BANK ONE, TEXAS, N.A., a national banking association and BANC ONE LEASING CORPORATION (collectively, the "Lender").

                              W I T N E S S E T H:

                 Borrower and Lender entered into a Letter Loan Agreement dated January 31, 1996 (as such may be amended, modified, supplemented or restated, the "Loan Agreement").

                 Borrower has requested that the Lender modify certain financial covenants of the credit facility evidenced by the Loan Agreement, and Lender has agreed to such request, subject to the terms and conditions of the Loan Agreement as amended by this First Amendment.

                 NOW, THEREFORE, in consideration of the premises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

1.       Amendments to Loan Agreement.

         A. Section 1.(a) of the Loan Agreement is hereby amended by replacing the first two (2) full paragraphs of such section with the following:

                          "1.(a)  Revolving Line of Credit.  Subject to the
                 terms and conditions set forth herein, Bank agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through and including 11:00 a.m. on January 1, 1998 (the "Termination Date"), such amounts as Borrower may request hereunder (the "Revolving Line of Credit"); provided, however, the total principal amount outstanding at any time shall not exceed the lesser of an amount (the "Borrowing Base") equal to (i) 80% of the then Eligible Accounts plus 50% of Eligible Inventory, such Eligible Inventory not to exceed $200,000, or (ii) $1,000,000 (the "Committed Sum"). If at any time the aggregate principal amount outstanding under the Revolving Line of Credit Loan shall exceed an amount equal to the Borrowing Base, Borrower agrees to immediately repay to Bank such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. All sums advanced





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                 hereunder, together with all accrued but unpaid interest
                 thereon, shall be due and payable in full on the Termination Date. The sums advanced under the Revolving Line of Credit shall be used for working capital and general corporate purposes. Borrower shall give Bank not less than two (2) business days' prior written notice of each requested advance hereunder, specifying (i) the aggregate amount of such requested advance, and (ii) the requested date of such advance, with such advances to be requested in a form satisfactory to Bank.

                          "As used in this Loan Agreement, the term "Eligible
                 Accounts" means, at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or leased or services rendered in the ordinary course of business, in which the Bank has a perfected, first priority lien, and after deducting (without duplication): (i) each such account that is unpaid ninety (90) days or more after the original invoice date thereof, (ii) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors,
                 (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which payment by the account debtor may be conditional, (v) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (vi) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors, (vii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Bank of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Bank, (viii) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment, (ix) that portion of all account balances owing by any single account debtor which exceeds twenty-five percent (25%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, (x) any accounts for any unbilled work in process, progress payments, unapplied client retainer payments and net of client advances, (xi) all accounts existing outside of the United States of America (unless such accounts are insured by The Export Import Bank, or a bank acceptable





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                 to Lender has issued a letter of credit guaranteeing the
                 payment of such account), and (xii) any other accounts deemed unacceptable by Bank in its sole and absolute discretion; provided, however, if more than twenty percent (20%) of the then balance owing by any single account debtor does not qualify as an Eligible Account under the foregoing provisions, then the aggregate amount of all accounts owing by such account debtor shall be excluded from Eligible Accounts. Borrower shall give Bank not less than two (2) business days' prior notice of each requested advance hereunder, specifying
                 (1) the aggregate amount of such requested advance, and (2) the requested date of such advance, with such advances to be requested in a form satisfactory to Bank."

2.       B.      Section 5 of the Loan Agreement is hereby amended by replacing the last sentence contained in said Section 5 with the following:

                          "Borrower agrees to pay a fee to Bank of 0.25% of the
                 unused portion of the indebtedness on a quarter annual basis beginning on April 1, 1997."

3. Reaffirmation of Representations and Warranties. To induce the Lender to enter into this First Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Section 4 of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                 A. The execution and delivery of this First Amendment and the performance by the Borrower of its obligations under this First Amendment are within the Borrower's power, and does not and will not contravene or conflict with any provision of law or of any agreement binding upon the Borrower.

                 B. The Loan Agreement as amended by this First Amendment represents the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                 C. No Event of Default has occurred and is continuing as of the date hereof.

4. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.





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5.       Reaffirmation of Loan Agreement.  This First Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

6. Entire Agreement. The Loan Agreement, as hereby amended, embodies the entire agreement between the Borrower and the Lender and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby amended and the other documents previously executed or executed of even date herewith.

7. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This First Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Lender, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this First Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

8. Severability. Whenever possible each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

9. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

10. Section Captions. Section captions used in this First Amendment are for convenience of reference only, and shall not affect the construction of this First Amendment.

11. Successors and Assigns. This First Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender, and the respective successors and assigns of the Lender.





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12.      Non-Application of Chapter 15 of Texas Credit Codes.  The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby amended or any of the other Loan Documents or to the transactions contemplated hereby.

13. NOTICE. THIS FIRST AMENDMENT TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

                                        BORROWER:

                                        MITCHAM INDUSTRIES, INC.,
                                        a Texas corporation




                                        By: /s/ BILLY F. MITCHAM
                                           -------------------------------------
                                        Billy F. Mitcham, President




                                        Lender:

                                        BANK ONE, TEXAS, N.A.




                                        By: /s/ WALTER F. RODEE, III
                                           -------------------------------------
                                        Name:  Walter F. Rodee, III
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------


                                        BANC ONE LEASING CORPORATION



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




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